UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2006

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                    After the election of incumbent directors Michael L. Campbell and Alex Yemenidjian as Class I directors at the annual stockholders meeting on May 10, 2006, the Board of Directors of Regal Entertainment Group (the “Company”) filled vacancies on the Board of Directors with the appointment of Lee M. Thomas as a Class II director and a member of the Company’s Audit Committee and Jack Tyrrell as a Class III director and a member of the Company’s Compensation Committee.  The Company’s Board of Directors has determined that each of Messrs. Thomas and Tyrrell qualify as independent directors under the applicable listing standards of the New York Stock Exchange (the “NYSE”).  In addition, Mr. Thomas satisfies the standards for independence of the NYSE and the Securities and Exchange Commission (the “SEC”) as they relate to audit committees and the Company’s Board of Directors determined that Mr. Thomas is financially literate.  Also, on May 10, 2006, Nestor R. Weigand, Jr. resigned from the Company’s Audit Committee and the Board of Directors of the Company appointed Stephen A. Kaplan as a member of the Company’s Nominating and Corporate Governance Committee.  As previously reported on the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2006, effective at the annual meeting of stockholders of the Company held on May 10, 2006, Philip F. Anschutz resigned from the Board of Directors of the Company.

                    On May 10, 2006, the Board of Directors of the Company appointed David Ownby as the Company’s Chief Accounting Officer and designated Mr. Ownby as the Company’s principal accounting officer.  Mr. Ownby will continue to report to the Company’s Chief Financial Officer, Amy E. Miles.  Mr. Ownby has served as the Senior Vice President of Finance of Regal Cinemas Corporation since January 2002.  Since January 2001, Mr. Ownby has served as the Senior Vice President of Finance of Regal Cinemas, Inc.  Mr. Ownby is 36 years old.  In fiscal 2005, Mr. Ownby received a salary of $195,700, a bonus of $97,850 and 2,590 shares of restricted stock, valued at $51,541, based on the closing market price of the Company’s Class A common stock as of the date of the grant.  Mr. Ownby’s salary for fiscal 2006 is $195,700.  On March 7, 2006, Mr. Ownby received 2,680 shares of restricted stock, valued at $50,036, based on the closing market price of the Company’s Class A common stock as of that date.  Based upon Mr. Ownby’s appointment, Ms. Miles, the Company’s Chief Financial Officer, will no longer serve as the Company’s principal accounting officer.  As Chief Financial Officer, Ms. Miles continues to serve as the Company’s principal financial officer.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: May 16, 2006	By:	/s/ Peter B. Brandow
	Name:	Peter B. Brandow
	Title:	Executive Vice President,
General Counsel and Secretary